UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 2, 2006

FOSTER WHEELER LTD.

(Exact Name of Registrant as Specified in Its Charter)

Bermuda

(State or Other Jurisdiction of Incorporation)

001-31305	22-3802649

(Commission File Number)	(IRS Employer Identification No.)

Perryville Corporate Park, Clinton, New Jersey	08809-4000

(Address of Principal Executive Offices)	(Zip Code)

(908) 730-4000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01.         Entry into a Material Definitive Agreement.

        On February 2, 2006, Citigroup Global Capital Markets Inc., Merrill Lynch Global Allocation Fund, Inc., Merrill Lynch International Investment Fund-MLIIF Global Allocation Fund, Merrill Lynch Variable Series Fund, Inc.-Merrill Lynch Global Allocation V.I. Fund and Merrill Lynch Series Funds, Inc.-Global Allocation Strategy Portfolio (together, the “Waiving Holders”) entered into waivers (the “Waivers”) to the Common Stock, Preferred Stock, Warrants and Senior Secured Notes Registration Rights Agreement, dated September 24, 2004 (the “Agreement”) among Foster Wheeler Ltd., Foster Wheeler LLC and the guarantors listed therein (the “Guarantors”) and the holders listed therein. Pursuant to the Waivers, the Waiving Holders have agreed to waive their registration rights with respect to the 10.359% Senior Secured Notes due 2011 issued by Foster Wheeler LLC and the Guarantors. All other registration rights contained in the Agreement remain in full force and effect.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOSTER WHEELER LTD.

	By:	/s/ Lisa Fries Gardner

DATE: February 7, 2006		Lisa Fries Gardner
Vice President and Secretary